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                                                                     EXHIBIT 5.1

                                HAYTHE & CURLEY
                                237 Park Avenue
                                New York, NY 10017

                                February 12 ,1998

Northland Cable Television, Inc.
Northland Cable News, Inc.
1201 Third Avenue, Suite 3600
Seattle, Washington 98101

         Re:      Northland Cable Television, Inc. and
                  Northland Cable News, Inc.
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") of Northland Cable Television, Inc., a Washington corporation ("NCTV"), and Northland Cable Television, Inc., a Washington corporation (the "Guarantor" and, together with NCTV, the "Company"), which the Company has filed with the Securities and Exchange Commission relating to the offer to exchange up to $100,000,000 principal amount of 10 1/4% Senior Subordinated Notes due 2007 (the "Exchange Notes") for up to $100,000,000 principal amount of the Company's outstanding 10 1/4% Senior Subordinated Notes due 2007 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes" and, together with the Exchange Notes, the "Notes"). The Original Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of November 12, 1997 (the "Indenture") among the Company and Harris Trust Company of California, as trustee, and the Original Notes are, and the Exchange Notes will be, guaranteed (the "Subsidiary Guarantees") by the Guarantor.

         We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. We have examined, among other things, the terms of the Notes, the Subsidiary Guarantees and the Indenture. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal securities laws of the united States and the laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Based on the foregoing, we are of the opinion that:

         (i) The Exchange Notes, when duly executed and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (ii) The Subsidiary Guarantee is entitled to the benefits of the Indenture and is the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as


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(x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         We have not reviewed and do not opine as to (x) local laws, (y) banking laws, or (z) state securities or Blue Sky laws, rules or regulations.

         We undertake no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinion expressed herein.

         We consent to being named in the Registration Statement and related Prospectus as counsel who are passing on the legality of the Exchange Notes and the Subsidiary Guarantee for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any copies of this opinion as an exhibit to the Registration Statement or any amendment thereto.




                                         Very truly yours,


                                     /S/ HAYTHE & CURLEY